                                 SCHEDULE 14A
                                (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No.  )

Filed by the Registrant [X]
Filed by Party other than the Registrant [_]

Check the appropriate box:

[_]   Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]   Definitive Proxy Statement
[_]   Definitive Additional Materials
[_]   Soliciting Material Under Rule 14a-12

                               Fastenal Company
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in its Charter)



--------------------------------------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement,
                         if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.
[_]   Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and 0-11

      1)   Title of each class of securities to which transaction applies:

           ---------------------------------------------------------------------
      2)   Aggregate number of securities to which transaction applies:

           ---------------------------------------------------------------------
      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

           ---------------------------------------------------------------------
      4)   Proposed maximum aggregate value of transaction:

           ---------------------------------------------------------------------
      5)   Total fee paid:

           ---------------------------------------------------------------------
[_]   Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      1)   Amount Previously Paid:

           ---------------------------------------------------------------------
      2)   Form, Schedule or Registration Statement No.:

           ---------------------------------------------------------------------
      3)   Filing Party:

           ---------------------------------------------------------------------
      4)   Date Filed:

           ---------------------------------------------------------------------

                               FASTENAL COMPANY

2001 Theurer Boulevard
Winona, Minnesota 55987-1500
(507) 454-5374

                                                                 March 14, 2000

Dear Shareholder:

  You are cordially invited to attend the Annual Meeting of Shareholders to be held at the Company's offices at 2001 Theurer Boulevard, Winona, Minnesota, commencing at 10 o'clock a.m., Central Daylight Savings Time, on Tuesday, April 18, 2000.
  The Secretary's Notice of Annual Meeting and the Proxy Statement which follow describe the matters to come before the meeting. During the meeting, we will also review the activities of the past year and items of general interest about the Company.
  We hope that you will be able to attend the meeting in person and we look forward to seeing you. Please mark, date and sign the enclosed Proxy and return it in the accompanying envelope as quickly as possible, even if you plan to attend the Annual Meeting. You may revoke the Proxy and vote in person at that time if you so desire.

                                       Sincerely,

                                       /s/ Robert A. Kierlin

                                       Robert A. Kierlin
                                       Chairman of the Board, President
                                       and Chief Executive Officer

                               FASTENAL COMPANY

                      -----------------------------------

                   Notice of Annual Meeting of Shareholders
                         to be held on April 18, 2000

                      -----------------------------------

  The Annual Meeting of Shareholders of Fastenal Company will be held at the Company's offices at 2001 Theurer Boulevard, Winona, Minnesota, commencing at 10 o'clock a.m., Central Daylight Savings Time, on Tuesday, April 18, 2000 for the following purposes:

     1. To elect a Board of Directors of seven directors, to serve until the next regular meeting of shareholders or until their successors have been duly elected and qualified.
     2. To ratify the appointment of KPMG LLP as independent auditors for the fiscal year ending December 31, 2000.
     3. To transact such other business as may properly be brought before the meeting.
  The Board of Directors has fixed March 7, 2000 as the record date for the meeting, and only shareholders of record at the close of business on that date are entitled to receive notice of and vote at the meeting.

  Your Proxy is important to ensure a quorum at the meeting. Even if you own only a few shares, and whether or not you expect to be present, you are urgently requested to mark, date, sign and mail the enclosed Proxy in the postage-paid envelope that is provided. The Proxy may be revoked by you at any time prior to being exercised, and returning your Proxy will not affect your right to vote in person if you attend the meeting and revoke the Proxy.

                                       By Order of the Board of Directors,

                                       /s/ Stephen M. Slaggie

                                       Stephen M. Slaggie
                                       Secretary

Winona, Minnesota
March 14, 2000

                              ------------------

                                PROXY STATEMENT

                              ------------------

                              GENERAL INFORMATION

  The enclosed Proxy is being solicited by the Board of Directors of Fastenal Company (the "Company") for use in connection with the Annual Meeting of Shareholders to be held on Tuesday, April 18, 2000 at the Company's offices at 2001 Theurer Boulevard, Winona, Minnesota, commencing at 10 o'clock a.m., Central Daylight Savings Time, and at any adjournments thereof. Only shareholders of record at the close of business on March 7, 2000 will be entitled to vote at such meeting or adjournment. Proxies in the accompanying form which are properly signed, duly returned to an officer of the Company and not revoked will be voted in the manner specified. A shareholder executing a Proxy retains the right to revoke it at any time before it is exercised by delivering to an officer of the Company written notice of termination of the Proxy's authority or a properly signed Proxy bearing a later date.

  The address of the principal executive office of the Company is 2001 Theurer Boulevard, Winona, Minnesota 55987-1500 and the telephone number is (507) 454-5374. The mailing of this Proxy Statement and the Board of Directors' form of Proxy to shareholders will commence on or about March 14, 2000.

  The affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Company present and entitled to vote is required for approval of each proposal included in this Proxy Statement. For this purpose, a shareholder who abstains with respect to a proposal is considered to be present and entitled to vote on such proposal at the meeting and is in effect casting a negative vote, but a shareholder (including a broker) who does not give authority to a Proxy to vote, or withholds authority to vote, on a proposal shall not be considered present and entitled to vote on such proposal.

    DEADLINES FOR RECEIPT OF SHAREHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

  Any shareholder proposal intended to be presented at the 2001 Annual Meeting of Shareholders and desired to be included in the Company's Proxy Statement for that meeting must be received by the Company at its principal executive office no later than November 14, 2000 in order to be included in such Proxy Statement. If notice of any other shareholder proposal intended to be presented at the 2001 Annual Meeting of Shareholders is not received by the Company on or before January 28, 2001, the Proxy solicited by the Board of Directors of the Company for use in connection with that meeting may confer authority on the Proxies named therein to vote in their discretion on such proposal without any discussion in the Company's Proxy Statement for that meeting of either the proposal or how such Proxies intend to exercise their voting discretion.

                        SECURITY OWNERSHIP OF PRINCIPAL
                          SHAREHOLDERS AND MANAGEMENT

  The following table sets forth, as of March 1, 2000, the ownership of Common Stock of the Company by each shareholder who is known by the Company to own beneficially more than 5% of the outstanding Common Stock of the Company, by each director and nominee for the office of director, by each executive officer named in the Summary Compensation Table set forth under "Executive Compensation" below, and by all directors and executive officers as a group. At March 1, 2000 there were 37,938,688 shares of Common Stock, par value $.01 per share, issued and outstanding, each of which is entitled to one vote.

                                      Amount and Nature Percentage of
 Name and, if Required, Address         of Beneficial    Outstanding
      of Beneficial Owner               Ownership(1)       Shares
 ------------------------------       ----------------- -------------
 Robert A. Kierlin.................    4,309,736(2)(3)      11.36%
 Route 1, Box 65D
 Winona, Minnesota 55987
 Stephen M. Slaggie................    2,195,322(2)(4)       5.79
 1870 Ralph Scharmer Drive
 Winona, Minnesota 55987
 Michael M. Gostomski..............      833,692(2)(5)       2.20
 John D. Remick....................    1,442,401(2)(6)       3.80
 Henry K. McConnon.................      940,412(2)(7)       2.48
 Robert A. Hansen..................                  0        --
 Willard D. Oberton................         100,560(8)        *
 Daniel L. Florness................           1,070(9)        *
 Albert O. Nicholas................      2,358,200(10)       6.22
 Nicholas Company, Inc.
 700 North Water Street
 Milwaukee, Wisconsin 53202
 Brown Capital Management, Inc.....      2,071,675(11)       5.46
 1201 North Calvert Street
 Baltimore, Maryland 21202
 Directors and executive officers
  as a group (8 persons)...........    9,353,193            24.65

--------
   *  Less than 1%.

  (1) Except as otherwise indicated in the Notes below, the listed beneficial owner has sole voting power and investment power with respect to such shares.

  (2) Includes an aggregate of 117,000 shares held by Hiawatha Education Foundation ("Hiawatha Foundation") and its wholly-owned subsidiary. Each of Mr. Kierlin, Mr. Slaggie, Mr. Gostomski, Mr. Remick and Mr. McConnon is a director and member of Hiawatha Foundation and a director of its subsidiary and, as such, shares voting and investment power with respect to these shares. Each such individual disclaims beneficial ownership of the shares held by Hiawatha Foundation and its subsidiary.

  (3) Includes 720,700 shares held by Mr. Kierlin which are subject to stock options granted by Mr. Kierlin to various employees of the Company. See "Executive Compensation" below. Mr. Kierlin has voting and investment power with respect to these shares, provided that any transferred shares will remain subject to the options. Also includes 2,000 shares held by a local secondary school (the "School"). Mr. Kierlin is a director and member of the investment committee of the School and, as such, shares voting and investment power with respect to these shares. Mr. Kierlin disclaims beneficial ownership of the shares held by the School.

  (4) Includes 120,000 shares held by Mr. Slaggie's wife, and 34,550 shares held by Mr. Slaggie as custodian for his son. Also includes 22,000 shares held by the Slaggie Family Foundation (the "Slaggie Foundation"). Mr. Slaggie and members of his family (including his wife and certain of his children) are directors and members of the Slaggie Foundation and, as such, share voting and investment power with respect to the shares of Common Stock of the Company held by the Slaggie Foundation. Mr. Slaggie disclaims beneficial ownership of the shares held by the Slaggie Foundation.

  (5) Includes 556,692 shares held in Mr. Gostomski's revocable living trust, over which Mr. Gostomski has voting and investment power, and 160,000 shares held in the revocable living trust of Mr. Gostomski's wife, over which Mr. Gostomski's wife has voting and investment power.

  (6) Includes 171,227 shares held by Mr. Remick's wife, and an aggregate of 20,000 shares held by certain of Mr. Remick's children and by Mr. Remick as custodian for those children. Also includes 60,075 shares held in an estate of which Mr. Remick is one of several personal representatives. As a personal representative, Mr. Remick shares voting and investment power with respect to the shares of Common Stock of the Company held in the estate.

  (7) Includes 160,000 shares held by Mr. McConnon's wife, and 12,000 shares held by Mr. McConnon's father with respect to which Mr. McConnon has investment power pursuant to a power of attorney granted to Mr. McConnon by his father. Also includes 2,000 shares held by the School. Mr. McConnon is a director of the School and, as such, shares voting and investment power with respect to these shares. Mr. McConnon disclaims beneficial ownership of the shares held by the School.

  (8) Includes 17,900 shares held by Mr. Oberton's wife, and an aggregate of 3,900 shares held by Mr. Oberton and his wife as custodian for Mr. Oberton's children.

  (9) Includes 70 shares attributable to the account of Mr. Florness in the Company's 401(k) plan. Each participant in the 401(k) plan has the right to direct the investment of, and the voting of all shares attributable to, such participant's plan account.

  (10) According to an amendment to a Schedule 13G statement filed with the Securities and Exchange Commission reflecting ownership as of December 31, 1999, Nicholas Company, Inc., which is a registered investment advisor, has sole investment power with respect to 2,358,200 shares. Mr. Nicholas, who is the chief executive officer, chairman, a director and majority shareholder of Nicholas Company, Inc., may be deemed to have indirect beneficial ownership of such shares by virtue of his affiliation with Nicholas Company, Inc. Mr. Nicholas disclaims such beneficial ownership.

  (11) According to a Schedule 13G statement filed with the Securities and Exchange Commission reflecting ownership as of December 31, 1999, Brown Capital Management, Inc., which is a registered investment advisor, has sole voting power with respect to 991,000 shares, shared voting power with respect to 101,100 shares, and sole investment power with respect to 2,071,675 shares.

                             ELECTION OF DIRECTORS

Nominees and Required Vote

  The Restated Bylaws of the Company provide that the business of the Company shall be managed by or under the direction of a Board of Directors of not less than five nor more than nine directors, which number shall be fixed from time to time by the Board of Directors. Each director shall be elected at the Annual Meeting of Shareholders for a term that expires at the next regular shareholders' meeting and shall hold office for the term for which he was elected and until a successor is elected and has qualified. The Board of Directors has fixed the number of directors to be elected for the ensuing year at seven and has nominated the seven persons named below for election as directors. Proxies solicited by the Board of Directors will, unless otherwise directed, be voted to elect the seven nominees named below to constitute the entire Board of Directors.

  All of the nominees named below are current directors of the Company. Each nominee has been previously elected as a director by the Company's shareholders, except Robert A. Hansen and Willard D. Oberton who were elected directors by the Board of Directors effective June 10, 1999. Each nominee has indicated a willingness to serve as a director for the ensuing year, but, in case any nominee is not a candidate at the meeting for any reason, the Proxies named in the enclosed form of Proxy may vote for a substitute nominee in their discretion.

  The following table sets forth certain information as to each nominee for the office of director:

 Name                               Age                Position
 ----                               ---                --------
 Robert A. Kierlin.................  60 Chairman of the Board, President,
                                         Chief Executive Officer and Director
 Stephen M. Slaggie................  60 Secretary and Director
 Michael M. Gostomski..............  59 Director
 John D. Remick....................  63 Director
 Henry K. McConnon.................  60 Director
 Robert A. Hansen..................  56 Director
 Willard D. Oberton................  41 Vice-President, Chief Operating Officer
                                         and Director

  Mr. Kierlin has been the Chairman of the Board, President and Chief Executive Officer of the Company and has served as a director of the Company since the Company's incorporation in 1968. Mr. Kierlin has also served as a Minnesota State Senator since April 1999.

  Mr. Slaggie has been the Secretary of the Company and has served as a director of the Company since 1970. He became a full-time employee of the Company in December 1987, at which time he assumed the additional duties of Shareholder Relations Director and Insurance Risk Manager. From 1970 through June 1996, Mr. Slaggie also served as Treasurer of the Company.

  Mr. Gostomski has served as a director of the Company since 1973. For more than the past five years, Mr. Gostomski has been the President and Chief Executive Officer of Winona Heating & Ventilating Co., a sheet metal and roofing contractor located in Winona, Minnesota.

  Mr. Remick has served as a director of the Company since the Company's incorporation in 1968. For more than the past five years, Mr. Remick has been the President and Chief Executive Officer of Rochester Athletic Club, Inc., an athletic club located in Rochester, Minnesota.

  Mr. McConnon has served as a director of the Company since the Company's incorporation in 1968. For more than the past five years, Mr. McConnon has been the President of Wise Eyes, Inc., an eyeglass retailer and wholesaler located in State College, Pennsylvania.

  Mr. Hansen has served as a director of the Company since June 1999. For more than the past five years, Mr. Hansen has been an Associate Professor of Marketing with the Carlson School of Management at the University of Minnesota.

  Mr. Oberton has served as a director of the Company since June 1999, and has been Vice-President and Chief Operating Officer of the Company since March 1997. From June 1986 through March 1997, Mr. Oberton was the general operations manager of the Company.

  None of the above nominees is related to any other nominee or to any executive officer of the Company.

Board and Committee Meetings

  The Company has an Audit Committee consisting of Robert A. Hansen, John D. Remick and Michael M. Gostomski. The Audit Committee held two meetings during 1999. The Audit Committee has the authority to (a) make recommendations to the Board of Directors as to the engagement of independent auditors, (b) review with the independent auditors the scope and results of audit engagements, (c) review the scope, frequency and results of internal audits and examinations,
(d) review the adequacy of the Company's accounting policies and system of internal accounting controls, and (e) review all related party transactions for potential conflict-of-interest situations. The Company does not have a Nominating Committee or a Compensation Committee, or any other committee of the Board of Directors performing equivalent functions.

  The Board of Directors held two meetings during 1999.

  Each director of the Company receives an annual retainer of $1,000 for his services as a director, and, if he is not an employee of the Company, $3,000 (plus reimbursement of reasonable expenses) for attendance at each meeting of the Board. Each member of the Audit Committee who is not an employee of the Company receives $2,000 (plus reimbursement of reasonable expenses) for attendance at each Audit Committee meeting. The Company established a Development Committee in June 1999. Each member of the Development Committee who is not an employee of the Company receives $3,000 (plus reimbursement of reasonable expenses) for attendance at each Development Committee meeting. All directors attended more than 75% of the aggregate number of meetings of the Board, Audit Committee and Development Committee on which they served during 1999.

                            EXECUTIVE COMPENSATION

Summary of Compensation

  Set forth in the following table is information with respect to the compensation of the President, Vice-President and Treasurer of the Company for each fiscal year of the Company in the three fiscal year period ended December 31, 1999:

                          SUMMARY COMPENSATION TABLE

                                                                 Annual
                                                              Compensation
Name and                                                   ---------------------
Principal Position                                    Year Salary($)    Bonus($)
------------------                                    ---- ---------    --------
Robert A. Kierlin.................................... 1999 $117,000(1)    --
 Chairman of the Board, President                     1998 $102,500(1)    --
 and Chief Executive Officer                          1997 $122,500(1)    --
Willard D. Oberton................................... 1999 $193,083(2)  $30,841
 Vice-President and                                   1998 $110,000     $82,120
 Chief Operating Officer                              1997 $ 99,479(3)  $40,155
Daniel L. Florness................................... 1999 $ 92,916     $24,492
 Treasurer, Chief Financial Officer                   1998 $ 84,375     $18,641
 and Chief Accounting Officer                         1997 $ 73,542     $13,456

--------
(1) Includes $2,000, $2,500 and $2,500 paid to Mr. Kierlin during 1999, 1998 and 1997, respectively, in his capacity as a director and member of the Audit Committee of the Company. See "Board and Committee Meetings" above. Mr. Kierlin ceased being a member of the Audit Committee in June 1999.
(2) Includes $1,000 paid to Mr. Oberton during 1999 in his capacity as a director of the Company. See "Board and Committee Meetings" above. Mr. Oberton became a director of the Company in June 1999.
(3) Mr. Oberton became an executive officer of the Company in March 1997. Mr. Oberton's 1997 compensation includes compensation for the full fiscal year.

  Mr. Kierlin, Mr. Oberton and Mr. Florness are the only persons who were executive officers of the Company during the fiscal year ended December 31, 1999 and whose total salary and bonus for such fiscal year was $100,000 or more.

Employee Stock Option Plan

  Effective January 3, 2000, Robert A. Kierlin adopted a stock option plan for employees of the Company and granted under the plan to a broad group of employees options to purchase up to an aggregate of 720,700 shares of Common Stock of the Company currently owned by Mr. Kierlin. In general, the options expire on December 31, 2002 and are exercisable during the six-month period ending on that date. The benefits to the Company of the stock option plan are three-fold. First, the plan aligns the interest of the employees of the Company with the long-term interests of the Company's public shareholders. Second, the plan allows employees of the Company the potential to accumulate some wealth. Third, since the options are backed by outstanding shares of Common Stock owned by Mr. Kierlin, no new shares will be issued by the Company when the options are exercised and the options will result in no dilution of the Company's outstanding Common Stock.

Compensation Committee Interlocks and Insider Participation

  As indicated under "Board and Committee Meetings" above, the Company does not have a Compensation Committee or any other committee of the Board of Directors performing equivalent functions. Decisions regarding compensation of executive officers of the Company are made by the Board of Directors. Three of the Company's executive officers, Robert A. Kierlin, Stephen M. Slaggie and Willard D. Oberton, are directors of the Company. Mr. Kierlin and Mr. Slaggie each participated in all deliberations of the Board during the fiscal year ended December 31, 1999 concerning executive officer compensation.

Board Report on Executive Compensation

  As required by the rules established by the Securities and Exchange Commission, the Board of Directors has prepared, for inclusion in this Proxy Statement, the following report on the compensation policies of the Board applicable to the Company's executive officers. The Company's executive officers during 1999 were its President (who is the Chief Executive Officer and a director of the Company), its Secretary (who is a director of the Company), its Vice-President (who is a director of the Company) and its Treasurer.

  At the first meeting of the Board of Directors in 1999, the Board established the maximum total compensation (base salary and, if applicable, bonus) to be paid to the Company's President and Secretary for the year. As shown in the table set forth under "Security Ownership of Principal Shareholders and Management" above, each of the Company's President and Secretary holds a significant portion of the Company's Common Stock, which was acquired by such officer at the time of the Company's incorporation. It is the philosophy of the Board of Directors that the President and Secretary should be modestly compensated by the Company, and that financial rewards for those officers should come in large part from increases in the value of the Company's stock held by them. Consistent with that philosophy, the Board set the maximum compensation of the Company's President and Secretary for 1999 at the same level as 1998.

  The President's compensation in 1999 consisted solely of base salary. The compensation of the Company's other executive officers in 1999 consisted of base salary and the potential for a bonus. The actual base salary paid to each of the President and Secretary was, within the limits established by the Board of Directors, determined by such officer based on such factors as such officer deemed appropriate, provided that the base salary paid to the Company's Secretary was subject to the review and approval of the President. The base salary paid to the Company's other executive officers was determined by the Board of Directors. The bonus paid to the Company's Secretary was paid under the Company's general employee bonus program for non-sales personnel. Under the bonus program, an aggregate bonus is calculated for each of the Company's departments based on the department achieving certain pre-determined cost containment goals. The aggregate bonus, if any, for each department is then allocated among the department's employees in a manner determined by the department's supervisor based on the level of responsibility of each employee, provided that such allocation is subject to the review and approval of the Company's President. The Company's Secretary was the supervisor of his department in 1999. The bonuses paid to the Company's Vice-President and Treasurer were paid under individual bonus arrangements. The Vice-President's bonus was calculated based on the amount by which the Company's pre-tax income in 1999 exceeded its pre-tax income in 1998. The bonus paid to the Company's Treasurer was calculated based on the amount by which net income in 1999 exceeded a percentage of net sales in 1999.

  There has been no net increase (from the level paid in 1987, the year of the Company's initial public offering) in the annual base salary paid to the Company's President in the last thirteen completed fiscal years. There has been no increase in the annual base salary paid to the Company's Secretary since he became a full-time employee of the Company in 1987. The salary paid to the Company's President in 1999, determined by him within the limits established by the Board of Directors, was 57.5% of the maximum compensation authorized for payment to him by the Board.

  With the exception of the bonus arrangements described above, the compensation policies and practices of the Board of Directors applicable to the Company's executive officers are not subject to specific criteria. The factors considered by the Board in setting the maximum compensation of the President and Secretary and the base salary of the Company's other executive officers, and by the President and Secretary in determining their actual base salary within the limits established by the Board, were subjective, such as the level of compensation paid by the Company to its other employees. The Board is aware of the executive compensation historically paid by members of the peer group selected in connection with the preparation of the stock performance graph set forth below. However, the Board did not consider the compensation paid by the companies in the peer group to their chief executive officers in setting the maximum compensation of the Company's President for 1999, since the higher level of compensation present at those companies does not reflect the philosophy of the Board that the President should be modestly compensated. The Company's performance was not a factor considered by the Board of Directors in setting the maximum compensation of the President and Secretary or the base salary of the Company's other executive officers, nor did the Board require the President and Secretary to consider the Company's performance in determining their actual base salary. However, the Board of Directors believes (based on a comparison of executive compensation published in a national business periodical) that the compensation of the Company's executive officers in 1999 was low by national and regional standards, particularly in light of the Company's historical financial results; and that, as a result of their share ownership and the bonus arrangements described above, the interests of the Company's executive officers are closely aligned with the long-term interests of the Company and its public shareholders.

  Section 162(m) of the Internal Revenue Code of 1986 limits the deductibility of compensation over $1,000,000 paid by a company to its executive officers. Since the Company's executive compensation is paid in cash and is set at levels such that each executive officer will receive compensation well below the $1,000,000 limit, the Board of Directors has determined that it is not necessary at this time to take any position with respect to the non-deductibility of compensation in excess of $1,000,000.

                                          The Board of Directors

                                          Robert A. Kierlin
                                          Stephen M. Slaggie
                                          Michael M. Gostomski
                                          John D. Remick
                                          Henry K. McConnon
                                          Robert A. Hansen
                                          Willard D. Oberton

Performance Graph

  Set forth below is a graph comparing, for a period of five years ended December 31, 1999, the yearly cumulative total shareholder return on the Company's Common Stock with the yearly cumulative total shareholder return of the NASDAQ Market Index and an index of a group of peer companies selected by the Company.

  The companies in the peer group are Lawson Products, Inc. ("Lawson"), Noland Company ("Noland"), MSC Industrial Direct Co., Inc. ("MSC") and W.W. Grainger, Inc. ("Grainger"). The Company is not included in the peer group.

  In calculating the yearly cumulative total shareholder return of the peer group index, the shareholder returns of the companies included in the peer group are weighted according to the stock market capitalizations of such companies at the beginning of each period for which a return is indicated. Of the companies included in the peer group, the stock of Lawson, Noland and Grainger has been publicly traded for the entire five-year period covered by the performance graph, and the stock of MSC has been publicly traded since December 1995. The shareholder returns of MSC are first included in the calculation of cumulative total shareholder return of the peer group index for the year 1996.

  The comparison of total shareholder returns in the performance graph assumes that $100 was invested on December 31, 1994 in each of the Company, the NASDAQ Market Index and the peer group index, and that dividends were reinvested when and as paid.

                Comparison of Five Year Cumulative Total Return
        Among Fastenal Company, NASDAQ Market Index and Peer Group Index

                                    [GRAPH]

                            Fastenal     NASDAQ        Peer
                            Company   Market Index     Group

                    1994    $100.00      $100.00      $100.00
                    1995     206.92       129.71       114.01
                    1996     224.18       161.18       139.57
                    1997     187.53       197.16       169.76
                    1998     215.82       278.08       152.45
                    1999     220.64       490.46       159.34

                       RELATIONSHIP WITH AND APPOINTMENT
                            OF INDEPENDENT AUDITORS

  The Board of Directors has selected KPMG LLP to serve as the Company's independent auditors for the fiscal year ending December 31, 2000, subject to ratification by the shareholders. While it is not required to do so, the Board of Directors is submitting the selection of that firm for ratification in order to ascertain the view of the shareholders. If the selection is not ratified, the Board of Directors will reconsider its selection. Proxies solicited by the Board of Directors will, unless otherwise directed, be voted to ratify the appointment of KPMG LLP as independent auditors for the Company for the fiscal year ending December 31, 2000.

  A representative of KPMG LLP will be present at the Annual Meeting of Shareholders and will be afforded an opportunity to make a statement if such representative so desires and will be available to respond to appropriate questions during the meeting.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and officers to file initial reports of share ownership and reports of changes in share ownership with the Securities and Exchange Commission. Directors and officers are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company's directors and officers, all Section 16(a) filing requirements were met for the year ended December 31, 1999.

                              ADDITIONAL MATTERS

  The Annual Report of the Company for the fiscal year ended December 31, 1999, including financial statements, is being mailed with this Proxy Statement.

  As of the date of this Proxy Statement, management knows of no matters that will be presented for determination at the meeting other than those referred to herein. If any other matters properly come before the meeting calling for a vote of shareholders, it is intended that the shares represented by the Proxies solicited by the Board of Directors will be voted by the Proxies named therein in accordance with their best judgment.

  The Company will pay the cost of soliciting Proxies in the accompanying form. In addition to solicitation by the use of mails, certain directors, officers and regular employees of the Company may solicit Proxies by telephone, telegram or personal interview, and may request brokerage firms and custodians, nominees and other record holders to forward soliciting materials to the beneficial owners of stock of the Company and will reimburse them for their reasonable out-of-pocket expenses in so forwarding such materials.

  Shareholders who wish to obtain a copy of the Company's 10-K Annual Report filed with the Securities and Exchange Commission for the fiscal year ended December 31, 1999 may do so without charge by writing to Stephen M. Slaggie, Secretary, at the Company's offices, 2001 Theurer Boulevard, Winona, Minnesota 55987-1500.

                                       By Order of the Board of Directors,
                                       /s/ Stephen M. Slaggie

                                       Stephen M. Slaggie
                                       Secretary

Dated: March 14, 2000

                                FASTENAL COMPANY

                         ANNUAL MEETING OF SHAREHOLDERS

                            Tuesday, April 18, 2000
                   10:00 a.m., Central Daylight Savings Time

                          Fastenal Company Headquarters
                             2001 Theurer Boulevard
                                Winona, Minnesota

--------------------------------------------------------------------------------

Fastenal Company
2001 Theurer Boulevard, Winona, Minnesota 55987-1500                       Proxy
--------------------------------------------------------------------------------

          This proxy is solicited by the Board of Directors for use at the Annual Meeting of Shareholders to be held on April 18,
                      2000 and at any adjournment thereof.

By signing this proxy, you revoke all prior proxies and appoint Stephen M. Slaggie, John D. Remick and Willard D. Oberton, and each of them, as Proxies, each with full power of substitution, to vote, as designated on the reverse side and below, at the Annual Meeting of Shareholders to be held on April 18, 2000, and at any adjournment thereof, all shares of Common Stock of Fastenal Company registered in your name at the close of business on March 7, 2000.

This proxy when properly executed will be voted as specified on the reverse side, but, if no direction is given, this proxy will be voted FOR Items 1 and 2. Notwithstanding the foregoing, if this proxy is to be voted for any nominee named on the reverse side and such nominee is unwilling or unable to serve, this proxy will be voted for a substitute in the discretion of the Proxies. The Proxies are authorized to vote in their discretion upon such other matters as may properly come before the Annual Meeting or any adjournment thereof.



                      See reverse for voting instructions.

                                FASTENAL COMPANY
                       ----------------------------------
                       INDUSTRIAL & CONSTRUCTION SUPPLIES









                       \|/     Please detach here     \|/
--------------------------------------------------------------------------------


          The Board of Directors Recommends a Vote FOR Items 1 and 2.

1. Election of Directors:     01 Robert A. Kierlin       [ ] Vote FOR
                              02 Stephen M. Slaggie          all nominees
                              03 Michael M. Gostomski        (except as marked)
                              04 John D. Remick
                              05 Henry K. McConnon       [ ] Vote WITHHELD
                              06 Robert A. Hansen            from all nominees
                              07 Willard D. Oberton



(Instructions: To withhold authority to vote for any -------------------------- indicated nominee, write the number(s) of the
nominee(s) in the box provided to the right.)         --------------------------

2. Ratification of the appointment of KPMG LLP as        [ ] For  [ ] Against
   independent auditors for the 2000 fiscal year.            [ ] Abstain

Address Change? Mark Box [ ] Indicate changes below:  Dated:______________, 2000





                                    --------------------------------------------

                                    --------------------------------------------
                                    Signature(s) in Box
                                    Please sign exactly as your name(s) appear on proxy. Jointly owned shares will be voted as directed if one owner signs unless another owner instructs to the contrary, in which case the shares will not be voted. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.